Hotchkis & Wiley Capital Management, LLC 601 South Figueroa Street, 39th Floor Los Angeles, California 90017 - 5704	SCAN TO VIEW MATERIALS & VOTE

To vote by Internet
1)Read the Proxy Statement and have the proxy card below at hand. 2)Go to website www.proxyvote.com or scan the QR Barcode above 3)Follow the instructions provided on the website.
To vote by Telephone
1) Read the Proxy Statement and have the proxy card below at hand. 2)Call 1-800-690-6903 3) Follow the instructions.
To vote by Mail
1)Read the Proxy Statement. 2)Check the appropriate boxes on the proxy card below. 3)Sign and date the proxy card. 4)Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
		V23212-S73689	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following proposals:				For	Against	Abstain

1.To approve the proposed Agreement and Plan of Reorganization (the “Agreement”) providing for (a) the acquisition of all of the assets of the HW Opportunities MP Fund (the “Target Fund”), a series of the Trust, by HW Opportunities MP Fund (the “Acquiring Fund”), a newly organized series of Hotchkis and Wiley Funds, a Delaware statutory trust, in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all liabilities of the Target Fund and (b) the subsequent liquidation, termination, and dissolution of the Target Fund (together (a) and (b) are referred to“Reorganization”).
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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on December 8, 2023:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyvote.com

D95879-TBD
HW OPPORTUNITIES MP FUND

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

Notice is hereby given that Series Portfolios Trust (the “Trust”) will hold a Special Meeting of Shareholders (the “Special Meeting”) of the HW Opportunities MP Fund (the “Target Fund”) on December 8, 2023, at the offices of the Fund’s administrator, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202 at 10:00 a.m. Central Time.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE AS REGARDS TO A PROPOSAL INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" SUCH PROPOSAL.

PLEASE SIGN AND DATE ON THE REVERSE SIDE